UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

SCHEDULE
(RULE 14a-101)

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SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ShoulderUp Technology Acquisition Corp.
(Name of Registrant as Specified in Its Charter)

________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SHOULDERUP TECHNOLOGY ACQUISITION CORP.

125 Townpark Drive, Suite 300
Kennesaw, Georgia 30144

PROXY STATEMENT SUPPLEMENT

October 27, 2023

To the Stockholders of ShoulderUp Technology Acquisition Corp.:

This is a supplement (this “Supplement”) to the definitive proxy statement of ShoulderUp Technology Acquisition Corp. (the “Company”), dated October 25, 2023 (the “Proxy Statement”), that was sent to you in connection with the Company’s special meeting of stockholders scheduled for 10:00 a.m., Eastern Time, on November 15, 2023, virtually, at https://www.cstproxy.com/shoulderupacquisition/ext2023. (the “Stockholder Meeting”).

At the Stockholder Meeting, the Company’s stockholders will be asked to consider and vote upon a proposal to amend the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) to extend the date (the “Termination Date”) by which the Company has to consummate a Business Combination (the “Charter Extension”) from November 19, 2023 (the “Original Termination Date”) to May 19, 2024 (the “Charter Extension Date”) such earlier date as may be determined by the Company’s board of directors (the “Board”) in its sole discretion (the “Charter Extension Date” and such proposal, the “Charter Amendment Proposal”)

The Company has filed this Supplement with the Securities and Exchange Commission to advise stockholders that the Proxy Statement contained a scrivener’s error. The corresponding disclosure in the Proxy Statement in the “Letter to Stockholders”, “Notice of Special Meeting of Stockholders” and pages 22, 24 and 25 should be amended as follows:

Letter to Stockholders and Notice of Special Meeting of Stockholders

“On October 24, 2023, the most recent practicable date prior to the date of this proxy statement, the redemption price per share was approximately $10.63, based on the aggregate amount on deposit in the Trust Account of approximately $44,147,860 as of October 24, 2023 (including an amount of the interest earned on the funds held in the Trust Account to be distributed to the Company in the future to pay taxes and which would not be included in the redemption amount), divided by the total number of then outstanding Public Shares. The Redemption price per share will be calculated based on the aggregate amount on deposit in the Trust Account two business days prior to the special meeting, less an amount of interest earned on the funds held in the Trust Account to be released to the Company to pay its taxes. The closing price of the Public Shares on the New York Stock Exchange on October 24, 2023 was $10.56. Accordingly, if the market price of the Public Shares were to remain the same until the date of the special meeting, exercising redemption rights would result in a public stockholder receiving approximately $0.07 more per share than if the shares were sold in the open market (based on the per share redemption price as of October 24, 2023, which includes an amount of interest earned on the funds held in Trust Account to be released to the Company in the future to pay taxes and which would not be included in the redemption amount). The Company cannot assure stockholders that they will be able to sell their Public Shares in the open market, even if the market price per share is lower than the redemption price stated above, as there may not be sufficient liquidity in its securities when such stockholders wish to sell their shares. The Company believes that such redemption right enables its public stockholders to determine whether to sustain their investments for an additional period if the Company does not complete a Business Combination on or before the Termination Date.”

“TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST (1) IF YOU HOLD SHARES OF COMMON STOCK THROUGH UNITS, ELECT TO SEPARATE YOUR UNITS INTO THE UNDERLYING PUBLIC SHARES AND PUBLIC WARRANTS PRIOR TO EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO THE PUBLIC SHARES, (2) SUBMIT A WRITTEN REQUEST TO THE TRANSFER AGENT BY 5:00 P.M. ON NOVEMBER 13, 2023, THAT YOUR PUBLIC SHARES BE REDEEMED FOR CASH, AND (3) DELIVER YOUR SHARES OF COMMON STOCK TO THE TRANSFER AGENT, PHYSICALLY OR

ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM, IN EACH CASE IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.”

“On October 24, 2023, the most recent practicable date prior to the date of this proxy statement, the redemption price per share was approximately $10.63, based on the aggregate amount on deposit in the Trust Account of approximately $44,147,860 as of October 24, 2023 (including an amount of the interest earned on the funds held in the Trust Account to be distributed to the Company in the future to pay taxes and which would not be included in the redemption amount), divided by the total number of then outstanding Public Shares. The Redemption price per share will be calculated based on the aggregate amount on deposit in the Trust Account two business days prior to the special meeting, less an amount of interest earned on the funds held in the Trust Account to be released to the Company to pay its taxes. The closing price of the Public Shares on the New York Stock Exchange on October 24, 2023 was $10.56. Accordingly, if the market price of the Public Shares were to remain the same until the date of the special meeting, exercising redemption rights would result in a public stockholder receiving approximately $0.07 more per share than if the shares were sold in the open market (based on the per share redemption price as of October 24, 2023, which includes an amount of interest earned on the funds held in Trust Account to be released to the Company in the future to pay taxes and which would not be included in the redemption amount). The Company cannot assure stockholders that they will be able to sell their Public Shares in the open market, even if the market price per share is lower than the redemption price stated above, as there may not be sufficient liquidity in its securities when such stockholders wish to sell their shares. The Company believes that such redemption right enables its public stockholders to determine whether to sustain their investments for an additional period if the Company does not complete a Business Combination on or before the Termination Date.”

“Accordingly, if the Charter Amendment Proposal is approved and the Charter Extension is implemented and the Company takes the full time through the Charter Extension Date to complete the initial Business Combination, the redemption amount per share at the meeting for such business combination or the Company’s subsequent liquidation will be approximately $10.63 per share.”

“If properly demanded, the Company will redeem each public share for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares. Based on the amount in the Trust Account as of October 24, 2023, this would amount to approximately $10.63 per share. The closing price of the common stock on October 24, 2023, the most recent closing price, was $10.56.”

VOTING MATTERS

Only holders of record of the Company’s Class A Common Stock and Class B Common Stock at the close of business on October 13, 2023, which is the record date for the Stockholder Meeting, are entitled to notice of the Stockholder Meeting and to vote and have their votes counted at the Stockholder Meeting and any adjournments or postponements of the Stockholder Meeting. As of the close of business on October 13, 2023, there were 15,954,572 shares of common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote per share at the Stockholder Meeting.

All holders of shares of Class A Common Stock, regardless of whether they vote for or against the Charter Amendment Proposal or do not vote at all, may elect to convert their shares of Class A Common Stock into their pro rata portion of the amounts then held in the Trust Account if the Charter Amendment Proposal is implemented. To exercise your redemption rights, you must demand in writing that your shares of Class A Common Stock are redeemed for a pro rata portion of the funds held in the Trust Account and tender your shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent, at least two business days prior to the initially scheduled date of the Stockholder Meeting. In order to exercise your redemption right, you need to identify yourself as a beneficial holder and provide your legal name, phone number and address in your written demand. You may tender your shares of common stock by either delivering your share certificate to the transfer agent or by delivering your shares electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. If you hold the shares of common stock in street name, you will need to instruct the account executive at your bank or broker to withdraw the shares of common stock from your account in order to exercise your redemption rights.

Before you vote, you should read the Proxy Statement and other documents that the Company has filed with the Securities and Exchange Commission, together with this Supplement, for more complete information about the Company and the Charter Amendment Proposal. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Proxy Statement. If you have questions about the Charter Amendment Proposal or if you need additional copies of the Proxy Statement or the proxy card you should contact:

Okapi Partners LLC
1212 Avenue of the Americas, 17th Floor
New York, New York 10036
Telephone: (212) 297-0720 (Call Collect)
or
Call Toll-Free: (877) 274-8654
Email: info@okapipartners.com

By ShoulderUp Technology Acquisition Corp.

/s/ Phyllis Newhouse
Phyllis Newhouse Chief Executive Officer

You are not being asked to vote any proposed business combination at this time. If the Charter Amendment Proposal is implemented and you do not elect to redeem your shares of common stock, provided that you are a stockholder on the record date for the stockholder meeting to consider a Business Combination, you will be entitled to vote on such Business Combination when it is submitted to shareholders and will retain the right to redeem your Public Shares for cash in the event such Business Combination is approved and completed or we have not consummated such Business Combination by the applicable Termination Date.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares of common stock are represented at the Stockholder Meeting. If you are a stockholder of record, you may also cast your vote in person at the Stockholder Meeting. If your shares of common stock are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares of common stock, or you may cast your vote in person at the Stockholder Meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against the Charter Amendment Proposal.

This Supplement is dated October 27, 2023.

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